Exhibit 10.9

Execution Version

MANAGEMENT AGREEMENT

MANAGEMENT AGREEMENT (this “Agreement”) made as of this 1st day of February, 2005 by and among FS Private Investments III LLC (“JCP”) and Edgen Corporation, a Nevada corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company may desire to retain JCP in the future to provide business and organizational strategy, financial and investment management, advisory and merchant and investment banking services to the Company upon the terms and conditions hereinafter set forth, and JCP may be willing to undertake such obligations.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1.             Appointment.  From and after the Appointment Date (as hereinafter defined) the Company engages JCP to provide, and JCP agrees to provide certain services to the Company as described in Section 3 hereof, upon the terms and subject to the conditions set forth herein.  The “Appointment Date” shall mean the date JCP accepts in writing the Company’s written request that JCP commence delivering Services hereunder.

2.             Term.  The term of this Agreement (the “Term”) shall be for an initial term expiring ten years after the date hereof.  Such term shall be renewed automatically for additional one-year terms thereafter unless JCP or the Company shall give notice in writing within 90 days before the expiration of the initial term or any one-year renewal thereof of its desire to terminate this Agreement.  The provisions of Section 6 and such other provisions of this Agreement as the context so requires shall survive the termination of this Agreement.

3.             Duties of JCP.  JCP shall provide the Company with business and organizational strategy, financial and investment management, advisory and merchant and investment banking services, as the Company may reasonably request from time to time after the Appointment Date (collectively, the “Services”).

The Company will use the Services of JCP and JCP will make itself available for the performance of the Services upon reasonable notice.  JCP will perform the Services at the times and places reasonably requested by the Company to meet its needs and requirements, taking into account other engagements that JCP may have.

3.1.          Exclusions from Services.  Notwithstanding anything in the foregoing to the contrary, the following services are specifically excluded from the definition of “Services”:

(i)            Independent Accounting Services.  Accounting services rendered to the Company or JCP by an independent accounting firm or accountant (i.e., an accountant who is not an employee of JCP);

(ii)           Legal Services.  Legal services rendered to the Company or JCP by an independent law firm or attorney (i.e., an attorney who is not an employee of JCP);

(iii)          Transaction Services.  Services rendered in connection with any transaction (including, without limitation, any merger, acquisition, divestiture or financing) in which the Company or any of its subsidiaries or affiliates may be, or may consider becoming, involved (“Transaction Services”); it being understood that before the Company or any of its subsidiaries or affiliates engages any person or entity to provide any Transaction Services, JCP shall be first approached and shall have a thirty day period during which it may decide to perform, for an additional fee to be established at such time, any such Transaction Services; and

(iv)          Independent Actuarial Services.  Actuarial services rendered to the Company or JCP by an independent actuarial firm or actuary (i.e., an actuary who is not an employee of JCP).

4.             Powers of JCP.  So that it may properly perform its duties hereunder, JCP shall, subject to Section 7 hereof, have the authority to do all things necessary and proper to carry out the duties set forth in Section 3.

5.             Compensation and Reimbursement.

(a)           As consideration payable to JCP or any of its affiliates for providing the Services to the Company, the Company shall pay to JCP management fees as follows:

(1)           for the period commencing on the Appointment Date and ending on December 31st of the then current fiscal year of the Company (the “Interim Period”), an amount (the “Interim Period Fee”) equal to: (A) the product of $500,000 and a fraction, the numerator of which shall be the number of days in the Interim Period and the denominator of which shall be 365; such amount to be payable as of the date on which Services commence;

(2)           for each fiscal year commencing after the Appointment Date, an amount (the “Annual Fee”) equal to $500,000 such amount to be payable in advance in two equal installments on the first day of each January and July (a “Fee Payment Date”) of each such fiscal year, commencing on January 1st of the fiscal year immediately subsequent to the Interim Period; and

(b)           Notwithstanding the foregoing, the Company shall not be required to make any current payment of the Interim Period Fee or the Annual Fee if and for so long as the Company is prohibited from paying any portion of the Interim Period Fee or the Annual Fee due to restrictive covenants contained in the Amended and Restated Loan and Security Agreement dated as of the date hereof by and among the Company, the Company’s subsidiaries named therein, GMAC Commercial Finance LLC, as Agent and Lender and such other Lenders signatory thereto (as amended, restated, modified or supplemented, the “Revolving Loan Agreement”); provided that the Interim Period Fee or the Annual Fee shall continue to accrue with interest calculated at the rate of 12% per annum (computed on the basis of a 360-day year and the actual number of days elapsed in any year) (the “Applicable Rate”), and compounded as of the date hereof in the case of the Interim Period Fee or as of each Fee Payment Date in the case of any Annual Fee if not paid, and shall become payable immediately upon the earlier of:

(1)           the Company being no longer prohibited under the Revolving Loan Agreement from making the payment currently of the Interim Period Fee or the Annual Fee and interest thereon (including without limitation any portion thereof which has accrued and remains unpaid);

(2)           the occurrence of any payment acceleration, prior to scheduled maturity date, of the obligations of the Company under the Revolving Loan Agreement;

(3)           the payment in full of all outstanding obligations of the Company under the Revolving Loan Agreement;

(4)           the occurrence of any bankruptcy or other insolvency event with respect to the Company;

(5)           the end of the Term; or

(6)           any sale of all or substantially all of the assets of the Company or of more than 50% of the outstanding Common Stock of the Company.

Also, interest shall accrue (and shall compound as aforesaid) and be payable by the Company on the Interim Period Fee or the Annual Fee, until paid, if and to the extent that the Interim Period Fee or the Annual Fee is not paid for any other reason after the date hereof.

(c)           In addition to the payments required under Section 5 above, the Company shall, at the direction of JCP, pay directly or reimburse JCP for Out-of-Pocket Expenses (as hereinafter defined).  For purposes of this Agreement, the term “Out-of-Pocket Expenses” shall mean the reasonable amounts incurred by JCP and/or its personnel in connection with the Services including, without limitation, (i) fees and disbursements of any independent professionals and organizations, including, without limitation, independent auditors and outside legal counsel, investment bankers or other financial advisors or consultants, (ii) costs of any outside services of independent contractors such as financial printers, couriers, business publications or similar services and (iii) transportation, per diem, telephone calls, entertainment and all other reasonable expenses actually incurred by JCP in rendering the Services. All direct payments and reimbursements for Out-of-Pocket Expenses shall be made promptly upon or as soon as practicable after presentation by JCP to the Company of a statement in connection therewith.

6.             Indemnification.  The Company will indemnify and hold harmless JCP and its officers, directors, principals, partners, members, employees, agents, representatives and affiliates (each being an “Indemnified Party”) from and against any and all losses, claims, actions, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, made by any third party or otherwise, relating to or arising out of the Services or other matters referred to in or contemplated by this Agreement or the engagement of such Indemnified Party pursuant to, and the performance by such

Indemnified Party, of the Services or other matters referred to or contemplated by this Agreement, and the Company will reimburse any Indemnified Party for all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatening claim, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto.  The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability, cost or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party.  The reimbursement and indemnity obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliate of JCP and the stockholders, officers, directors, principals, partners, members, employees, agents, representatives, affiliates and controlling persons (if any), as the case may be, of JCP and any such affiliate and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, JCP, any such affiliate and any such person.  The provisions of this Section 6 shall survive the termination of this Agreement.

7.             Independent Contractors.  Nothing herein shall be construed to create a joint venture or partnership between the parties hereto or an employee/employer relationship.  JCP shall be an independent contractor pursuant to this Agreement.  Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party.  Nothing in this Agreement shall be deemed or construed to enlarge the fiduciary duties and responsibilities, if any, of JCP or any of its affiliates, officers, directors, partners, employees or agents, including without limitation in any of their respective capacities as stockholder or directors of the Company.

8.             Notices.  Any notice or other communications required or permitted to be given hereunder shall be in writing and delivered by hand or mailed by registered or certified mail, return receipt requested, or by telecopier to the party to whom it is to be given at its address set forth herein, or to such other address as the party shall have specified by notice similarly given and the mailing date shall be deemed the date from which all time periods pertaining to a date of notice shall run.

(a)

If to the Company:

Edgen Corporation
c/o Jefferies Capital Partners
520 Madison Avenue
8th Floor
New York, NY 10022
Attention:	David Laxton
Telephone:	(225) 756-7223
Fax:	(225) 756-7953

(b)

If to JCP, to it at:

Jefferies Capital Partners
520 Madison Avenue
12th Floor
New York, NY 10022
Attention:	James Luikart and Nicholas Daraviras
Telephone:	(212) 284-1700
Fax:	(212) 284-1717

with a required copy to:

Dechert LLP
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, PA 19103
Attention:	Carmen J. Romano, Esq.
Telephone:	(215) 994-4000
Fax:	(215) 994-2222

9.             Assignment.  This Agreement shall inure to the benefit of and be binding upon the parties and their successors and assigns.  However, neither this Agreement nor any of the rights of the parties hereunder may be transferred or assigned by any party hereto, except that (i) if the Company shall merge or consolidate with or into, or sell or otherwise transfer substantially all its assets to, another corporation which assumes the Company’s obligations under this Agreement, the Company may assign its rights hereunder to that corporation and (ii) JCP may assign its rights and obligations hereunder to any other person or entity controlled, directly or indirectly, by Jefferies Capital Partners.  Any attempted transfer or assignment in violation of this Section 9 shall be void.

10.           Permissible Activities.  Nothing herein shall in any way preclude JCP or its affiliates or its respective officers, directors and partners from engaging in any business activities or from performing services for its or their own account or for the account of others, including, without limitation, companies which may be in competition with the business conducted by the Company.

11.           General.  No amendment or waiver of any provision of this Agreement, or consent to any departure by any party from any such provision, shall in any event be effective unless the same shall be in writing and signed by each of the parties to this Agreement and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  The waiver of any party of any breach of this Agreement shall not operate or be construed to be a waiver of any subsequent breach.

12.           Entire Agreement.  This Agreement contains the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

13.           Section Headings; Counterparts.  The section headings contained herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.  The Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument

14.           Applicable Law.  This agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, without giving effect to the conflict of laws principals thereof.  Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of any Federal court sitting in the Southern District of New York over any suit, action or proceeding arising out of or relating to this agreement.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.  Each of the parties hereto hereby irrevocably consents to the service of process in any suit, action or proceeding by sending the same by certified mail, return receipt requested or by overnight courier service, to the address of such party set forth in Section 8 or in the records of the Company.  EACH PARTY HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION BROUGHT HEREUNDER OR ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY.

15.           Severability.  Any section, subsection, clause, sentence, provision, subparagraph or paragraph of this Agreement held by a court of competent jurisdiction to be invalid, illegal or ineffective shall not impair, invalidate or nullify the remainder of this Agreement, but the effect thereof shall be such section, subsection, clause, sentence, provision, subparagraph or paragraph so held to be invalid, illegal or ineffective.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

FS PRIVATE INVESTMENTS III LLC

By:	/s/ James Luikart

Name: James Luikart
Title: Managing Member

EDGEN CORPORATION

By:	/s/ Daniel J. O'Leary

Name: Daniel J. O'Leary
Title: President/CEO